Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports Fourth Quarter and Full Year 2020 Results

Data & Analytics Segment Completes AmberLeaf Acquisition and Generates Record Q4 Revenues

PITTSBURGH, PA – February 10, 2021—Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights:

•	Total consolidated revenues declined by 3% to $48.7 million, compared to revenues of $50.4 million in the 2019 fourth quarter;

•	The Company’s Data and Analytics Services segment reported record revenues of $8.9 million on the strength of its AmberLeaf acquisition;

•

The IT Staffing Services segment had a $3.4 million decline in revenues during the fourth quarter of 2020 compared to the fourth of quarter 2019. However, the segment achieved a 3% increase in consultants-on-billing during the quarter, its second consecutive quarter of increasing billable consultant headcount after material declines in the first half of 2020;

•

GAAP diluted earnings per share were $0.17 in the fourth quarter of 2020 versus $0.20 in the 2019 fourth quarter. The fourth quarter of 2020 was impacted by transaction expenses related to the AmberLeaf acquisition;

•	Non-GAAP diluted earnings per share were $0.29 in the fourth quarter of 2020 versus $0.26 in the 2019 fourth quarter.

Full Year 2020 Highlights:

•

Total consolidated revenues of $194.1 million were up slightly from 2019 revenues of $193.6 million. Our Data and Analytics Services segment revenues increased year-over-year by 13% (or by 6% excluding the October 2020 AmberLeaf acquisition), while our IT Staffing Services segment’s revenues declined by 2%.

•	Consolidated gross margins grew to a record 26.6% in 2020, an increase of 180-basis points from 2019.

•

GAAP diluted earnings per share were $0.83 in 2020, compared to $0.99 in 2019. Full year 2019 included a favorable $6.1 million pretax benefit from the revaluation of a contingent consideration liability, which revaluation had the effect of increasing 2019 diluted earnings per share by approximately $0.40 per diluted share;

•	Non-GAAP diluted earnings per share were $1.16 in 2020 versus $0.82 in 2019, representing a 41% improvement on a year-over-year basis.

Fourth Quarter Results:

Revenues for the fourth quarter of 2020 totaled $48.7 million, compared to $50.4 million during the corresponding quarter last year. Gross profits in the fourth quarter of 2020 were $13.1 million, compared to $12.8 million in the same quarter of 2019. GAAP net income for the fourth quarter of 2020 totaled $2.0 million or $0.17 per diluted share, compared to $2.3 million or $0.20 per diluted share during the same period last year. Non-GAAP net income for the fourth quarter of 2020 was $3.4 million or $0.29 per diluted share, compared to $2.9 million or $0.26 per diluted share in the fourth quarter of 2019.

Activity levels at the Company’s Data and Analytics Services segment showed improvement during the quarter in terms of bookings, backlog and pipeline opportunities. Demand for the Company’s IT Staffing Services segment increased during the quarter, expanding its billable-consultant base by three percent.

Full Year Results:

Revenues for the full year of 2020 totaled $194.1 million, compared to $193.6 million in 2019. Gross profits for 2020 totaled $51.5 million or 26.6% of total revenues, compared to $48.0 million or 24.8% of total revenues in 2019. GAAP net income for 2020 was $9.9 million or $0.83 per diluted share, compared to $11.1 million or $0.99 per diluted share in 2019. Non-GAAP net income for 2020 totaled $13.9 million or $1.16 per diluted share, compared to $9.3 million or $0.82 per diluted share in 2019.

“The 2020 calendar year was notable for our Company amid the many challenges of the global pandemic,” said Vivek Gupta, the Company’s President and Chief Executive Officer. “Despite major disruptions in economic activity during most of 2020, we were able to expand gross margins, increase profitability and, in our view minimize the extent of the impact of the pandemic on our consolidated revenues. Aggressive austerity measures helped drive record non-GAAP net income in 2020. With COVID-19 vaccination programs rolling out globally, we are seeing early signs of an economic expansion in a number of markets that we serve, which gives me confidence that we are well positioned for 2021 and beyond.”

Paul Burton, the Chief Executive of the Company’s Data & Analytics segment, stated “2020 revenue growth in the midst of a global pandemic shows just how resilient our Data and Analytics revenues can be. Our ability to grow revenues, achieve record gross margins and deliver strong operating results in this segment during such a difficult macro-economic environment is a testament to the strength of our business model. Given the strength of our performance in 2020, I’m confident about our near-term prospects and opportunities.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated, “During the quarter, we increased our cash balances on hand by $4 million. For the full year 2020, we lowered bank debt by $8 million, despite securing a $10 million term loan to support our AmberLeaf acquisition. Additionally, cash availability under our revolving loan facility totaled approximately $22 million at December 31, 2020.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S., Canada, EMEA, India and ASEAN.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expense related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Contingent consideration liability revaluation: In connection with the InfoTrellis acquisition, the Company may have been required to pay future consideration that was contingent upon the achievement of specific earnings before interest and tax objectives (“EBIT”). As of the acquisition date, the Company recorded a contingent consideration liability representing the estimated fair value of such contingent consideration that was expected to be paid. In the second quarter of 2019 this contingent consideration liability was reduced by $6.1 million to zero, after a determination was made that the relevant conditions for payment of such liability were unlikely to be satisfied. We believe that providing non-GAAP financial measures that exclude these adjustments to expense are useful for investors to understand the effects of these items on our total operating expenses and facilitate comparison of our results with other periods.

Acquisition-related transaction expenses: We incurred $650,000 of transaction expenses during the fourth quarter of 2020 in connection with the acquisition of AmberLeaf Partners. These transaction expenses included investment banking fees, legal expenses, audit charges related to our acquired companies and various advisory costs. In the 2019 period, we recorded a reduction in acquisition-related transaction expense related to our acquisition of InfoTrellis due to revised estimates of investment banking fees associated with contingent consideration payments. These expenses would not have otherwise been incurred in such periods presented as part of our continuing operations, absent M&A activities. Accordingly, we believe that providing non-GAAP financial measures that exclude these expenses / credits allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to (i) projections of revenues, earnings, and cash flow, and (ii) statements regarding the expected benefits to the Company from the completion of the AmberLeaf acquisition. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19 and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2019.

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For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$7,677	$2,981
Accounts receivable, net	32,134	32,352
Prepaid and other current assets	1,346	1,597

Total current assets	41,157	36,930
Equipment, enterprise software and leasehold improvements, net	1,971	2,476
Operating lease right-of-use assets	3,286	4,617
Non-current deposits	396	405
Deferred income taxes	796	—
Goodwill, net of impairment	32,510	26,106
Intangible assets, net	21,930	20,050

Total assets	$102,046	$90,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,400	$4,575
Current portion of operating lease liability	1,079	1,396
Accounts payable	2,589	4,027
Accrued payroll and related costs	12,374	7,902
Other accrued liabilities	1,529	1,191

Total current liabilities	21,971	19,091
Long-term liabilities:
Long-term debt, less current portion, net	12,875	20,682
Long-term operating lease liability, less current portion	2,325	3,321
Contingent consideration	2,882	—
Long-term accrued income taxes	165	185
Long-term payroll tax liability	2,295	—
Long-term deferred income taxes	—	1,025

Total liabilities	42,513	44,304
Shareholders’ equity:
Common stock, par value $0.01 per share	130	127
Additional paid-in capital	25,509	21,939
Retained earnings	38,620	28,759
Accumulated other comprehensive income (loss)	(539)	(358)
Treasury stock, at cost	(4,187)	(4,187)

Total shareholders’ equity	59,533	46,280

Total liabilities and shareholders’ equity	$102,046	$90,584

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenues	$48,710	$50,360	$194,101	$193,574
Cost of revenues	35,636	37,597	142,562	145,593

Gross profit	13,074	12,763	51,539	47,981
Selling, general and administrative expenses:
Operating expenses	9,978	9,295	38,136	37,063
Revaluation of contingent consideration liability	—	—	—	(6,069)

Total selling, general and administrative expenses	9,978	9,295	38,136	30,994

Income from operations	3,096	3,468	13,403	16,987
Other income/(expense), net	(196)	(327)	(770)	(1,768)

Income before income taxes	2,900	3,141	12,633	15,219
Income tax expense	875	867	2,772	4,074

Net income	$2,025	$2,274	$9,861	$11,145

Earnings per share:
Basic	$0.18	$0.21	$0.87	$1.01
Diluted	$0.17	$0.20	$0.83	$0.99
Weighted average common shares outstanding:
Basic	11,387	11,049	11,292	11,029

Diluted	12,011	11,314	11,950	11,232

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
GAAP Net Income	$2,025	$2,274	$9,861	$11,145
Adjustments:
Amortization of acquired intangible assets	792	671	2,790	2,688
Stock-based compensation	491	170	2,021	936
Acquisition transaction expenses	650	—	650	(110)
Revaluation of contingent consideration liability	—	—	—	(6,069)
Income tax adjustments	(511)	(224)	(1,418)	661

Non-GAAP Net Income	$3,447	$2,891	$13,904	$9,251

GAAP Diluted Earnings Per Share	$0.17	$0.20	$0.83	$0.99

Non-GAAP Diluted Earnings Per Share	$0.29	$0.26	$1.16	$0.82

Weighted average common shares outstanding:
GAAP Diluted Shares	12,011	11,314	11,950	11,232

Non-GAAP Diluted Shares	12,011	11,314	11,950	11,232

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenues:
Data and analytics services	$8,918	$7,161	$30,226	$26,663
IT staffing services	39,792	43,199	163,875	166,911

Total revenues	$48,710	$50,360	$194,101	$193,574

Gross Margin %:
Data and analytics services	47.6%	49.1%	50.5%	46.7%
IT staffing services	22.2%	21.4%	22.1%	21.3%

Total gross margin %	26.8%	25.3%	26.6%	24.8%

Segment Operating Income:
Data and analytics services	$1,794	$1,639	$5,455	$5,495
IT staffing services	2,744	2,500	11,388	8,001

Subtotal	4,538	4,139	16,843	13,496
Amortization of acquired intangible assets	(792)	(671)	(2,790)	(2,688)
Revaluation of contingent consideration liability	—	—	—	6,069
Acquisition transaction expenses	(650)	—	(650)	110
Interest expense and other, net	(196)	(327)	(770)	(1,768)

Income before income taxes	$2,900	$3,141	$12,633	$15,219